Exhibit 99.1

Nov. 6, 2006	CONTACTS:	Investor Relations — Brenda J. Peters
		Phone:	(713) 381-3954
		Toll Free:	(800) 659-0059

Media Relations — Rick Rainey
		Phone:	(713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS RECORD RESULTS
FOR THE THIRD QUARTER OF 2006

HOUSTON — TEPPCO Partners, L.P. (NYSE:TPP) today reported net income of $41.1 million, or $0.39 per unit for the third quarter of 2006, compared with net income of $29.6 million, or $0.30 per unit, for the third quarter of 2005.  Net income for the nine months ended Sept. 30, 2006, was $145.5 million, or $1.43 per unit, compared with $117.9 million, or $1.25 per unit, for the same period in 2005.  Net income for the nine months ended Sept. 30, 2006, includes a $17.9 million gain on the sale of the Pioneer gas processing plant, which occurred on March 31, 2006.  Income from continuing operations for the nine months ended Sept. 30, 2006, which excludes the impact of the sale of the Pioneer gas processing plant, was $126.1 million, or $1.24 per unit, compared with $115.2 million, or $1.22 per unit for the corresponding nine-month period in 2005.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations increased by 18 percent, or $15.1 million, to a record $101.6 million for the third quarter of 2006, compared with $86.5 million for the third quarter of 2005.  EBITDA from continuing operations increased by 7 percent, or $18.8 million, to $298.5 million for the nine months ended Sept. 30, 2006, compared with $279.7 million for the same 2005

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period.  EBITDA is a non-GAAP financial measure which is defined and reconciled to its most directly comparable GAAP financial measure later in this news release.

“In terms of EBITDA, each of our operating segments not only recorded improved quarterly results, but combined to produce the best third quarter in the partnership’s history,” said Jerry E. Thompson, TEPPCO president and chief executive officer.  “We believe TEPPCO is well on its way to reporting an annual record for EBITDA from continuing operations for 2006.”

“The performance of our Upstream segment was particularly noteworthy,” Thompson added, “as its strong 2006 performance continued, benefiting from increased marketing volumes and rates.  Results of the Midstream segment were highlighted by increased volumes from the Jonah natural gas gathering system.  The next expansion now under way on the Jonah system is expected to ultimately increase capacity on the system from 1.5 billion cubic feet per day (Bcf/d) to 2.4 Bcf/d by the end of 2007.  Overall, our Downstream segment recorded stable volumes and benefited from higher average tariff rates and lower operating expenses in the third quarter of 2006.”

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment

The Upstream segment includes transportation, storage, gathering and marketing of crude oil and distribution of lubrication oils and specialty chemicals.

EBITDA from continuing operations for the Upstream segment increased 48 percent to $28.2 million for the third quarter of 2006, compared with $19.1 million for the third quarter of 2005.  The increase in EBITDA resulted primarily from improved marketing

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margins, attributable to favorable market conditions and a greater percentage of transportation volumes to higher tariff locations.  Operating expenses also decreased from the prior year period, primarily due to lower maintenance costs and higher product measurement gains.  Total crude oil volumes marketed increased 6 percent to 630,000 barrels per day (bpd) for the third quarter of 2006, compared with 595,000 bpd for the same quarter in 2005.  Transportation volumes were 252,000 bpd for the third quarter of 2006, compared with 258,000 bpd for the third quarter of 2005.

TEPPCO’s pro-rata share of EBITDA in Seaway Crude Pipeline, which is included in Upstream EBITDA, was $4.8 million for the third quarter of 2006, compared with $7.3 million for the third quarter of 2005. The decrease was primarily due to the terms of the Seaway partnership agreement whereby TEPPCO’s participation ratio in Seaway’s earnings decreased from 60 percent to 40 percent, effective May 2006 (on a pro-rated basis, the average rate for 2006 is 47 percent), and decreased transportation volumes.  Long-haul volumes on Seaway averaged 239,000 bpd in the third quarter of 2006, compared with 296,000 bpd in the same quarter of 2005, which benefited from higher transportation demand in the 2005 period as a result of Hurricanes Katrina and Rita.  The lower transportation revenues on Seaway were partially offset by lower operating expenses.

Midstream segment

The Midstream segment includes natural gas gathering services and storage; transportation; and fractionation of natural gas liquids (NGLs).

EBITDA from continuing operations for the Midstream segment was $40.8 million for the third quarter of 2006, an increase of 8 percent from $37.8 million of EBITDA for the third quarter of 2005.  The increase was primarily due to increased gathering volumes on the Jonah system resulting from the completion of the Phase IV expansion in early 2006.

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Natural gas gathering volumes on the Jonah system increased 13 percent to approximately 1.3 Bcf/d in the third quarter of 2006, compared with approximately 1.15 Bcf/d in the third quarter of 2005.  The increase in EBITDA for the quarter was partially offset by higher expenses for pipeline imbalance valuations and maintenance costs on the Val Verde system.  Natural gas gathering volumes on the Val Verde system were 489 million cubic feet per day (MMcf/d) in the third quarter of 2006, compared with 503 MMcf/d in the third quarter of 2005.

As previously announced, effective Aug. 1, 2006, TEPPCO formed a new joint venture with Enterprise Products Partners L.P., which acquired an interest in Jonah Gas Gathering Company through an affiliate.  As a result of the formation of the joint venture, Jonah will be accounted for under the equity method and has been deconsolidated in TEPPCO’s financial statements and operating results since Aug. 1, 2006.  The joint venture is currently constructing the Phase V expansion on the Jonah system which is expected to increase capacity in the Jonah and Pinedale fields to 2.4 Bcf/d and reduce wellhead pressures in order to increase production rates and maximize the recovery of reserves.  The Jonah/Pinedale area has provided a consistent stream of expansion projects for the partnership and is one of the six major growth initiatives TEPPCO is currently pursuing.

The high level of drilling and development activity in the Jonah/Pinedale area should bode well for the future of TEPPCO’s interest in Jonah Gas Gathering Company. At the same time, the overall high level of activity in the greater Green River Basin area has strained locally available resources, including equipment and qualified personnel. Coupled with rising steel costs, these factors are likely to contribute to higher overall costs than previously anticipated for the Jonah expansion.  TEPPCO expects to fund roughly half of the Phase V expansion.

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Downstream segment

The Downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

EBITDA from continuing operations for the Downstream segment increased 10 percent to $32.6 million for the third quarter of 2006, compared with $29.6 million for the third quarter of 2005.  The increase was primarily due to a higher average tariff rate on overall refined products transportation volumes, increased storage revenue related to the assets acquired from Texas Genco in 2005 and other systems, and lower property tax expense and general administrative expense in 2006.  These increases in EBITDA were partially offset by increased operating expenses.  Transportation volumes increased 2 percent to approximately 574,000 bpd in the third quarter of 2006, compared with approximately 562,000 bpd in the third quarter of 2005.

The partnership’s pro-rata share of EBITDA from unconsolidated investments (principally Centennial Pipeline and Mont Belvieu Storage Partners), which is included in total Downstream segment EBITDA, was $2 million for the third quarter of 2006, compared with $4.5 million for the third quarter of 2005.  TEPPCO’s pro-rata share of EBITDA in Centennial Pipeline was a loss of $0.4 million for the third quarter of 2006, compared to income of $1.5 million for the third quarter of 2005.  The decrease was primarily attributable to increased pipeline integrity expenses and lower transportation volumes.  The partnership’s pro-rata share of EBITDA in Mont Belvieu Storage Partners, which is in the process of being divested pursuant to an order and consent agreement with the Federal Trade Commission, was $2.4 million for the third quarter of 2006, compared with $3.1 million for the third quarter of 2005.  The decrease was primarily due to product measurement losses in the 2006 period.

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Thompson added, “I am pleased to report that in addition to our Jonah expansion, we have several attractive initiatives currently under development in our Upstream and Downstream segments.  These developing projects, which include the recently announced acquisition of the Mississippi terminal, are consistent with the new strategic plan that we unveiled at our August analyst conference.  We expect these projects to enhance our ability to increase the partnership’s distributable cash flow and to add value for our unitholders.”

CAPITALIZATION AND LIQUIDITY

Total debt outstanding at Sept. 30, 2006, was approximately $1.5 billion, with liquidity of approximately $331 million available under TEPPCO’s $700 million credit facility.

2006 OUTLOOK

Based on results during the nine months ended Sept. 30, 2006, and projections for the fourth quarter, the partnership expects EBITDA for the full year of 2006, excluding the results from discontinued operations, to remain in the range of $400 million to $420 million.  Net income per unit is expected to remain in the range of $1.65 to $1.85 per unit, excluding the results of discontinued operations, which reflect the increase in the weighted average number of units outstanding resulting from the new units issued in July 2006.

TEPPCO currently anticipates that total capital expenditures for 2006 will be approximately $195 million, which will include approximately $160 million for organic growth projects and system upgrades.  Maintenance capital expenditures for 2006 are expected to be $35 million, which includes $19 million for pipeline integrity.  Additionally, TEPPCO expects to invest approximately $125 million in 2006 for its share of capital expenditures related to the Jonah Phase V expansion.

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SPECIAL UNITHOLDER MEETING

On Oct. 26, 2006, TEPPCO convened its previously announced special unitholder meeting to vote on proposals presented in the proxy statement dated Sept. 5, 2006. During the meeting, TEPPCO’s general partner, Texas Eastern Products Pipeline Company, LLC, exercised its right to adjourn the meeting and reconvene on Nov. 30, 2006.  No vote was taken on the proposals due to the lack of a quorum.  The reconvened meeting will be held at 1 p.m. CST at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas 77002.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC).  We define EBITDA as net income plus interest expense — net, deferred income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.  We have included EBITDA as a supplemental disclosure because we believe EBITDA is used by our investors as a supplemental financial measure in the evaluation of our business.  A reconciliation of EBITDA to net income is provided in the Financial Highlights table.

We believe EBITDA provides useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis.  As a result, EBITDA provides investors with a helpful measure for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures.  EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity.  EBITDA should not

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be considered as an alternative to net income or income from continuing operations, operating income, cash flows from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do.

Information in the accompanying Operating Data table includes margin of the Upstream segment, which may also be viewed as a non-GAAP financial measure under the rules of the SEC.  Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil.  We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed.  Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated.  A reconciliation of margin to operating income is provided in the Operating Data table accompanying this earnings release.  TEPPCO will host a conference call related to earnings performance at 8 a.m. CST on Tuesday, Nov. 7, 2006.  Interested parties may listen live over the Internet or via telephone by dialing (800) 474-8920, confirmation code 1647520.  Please call five to 10 minutes prior to the scheduled start time.  To participate live over the Internet, log on to the company’s web site at www.teppco.com.

An audio replay of the conference call will also be available for seven days by dialing (888) 203-1112, confirmation code 1647520.  A replay and transcript will also be available by accessing the company’s web site.

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TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of approximately $4 billion, which conducts business through various subsidiary operating companies.  TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in transportation, storage, gathering and marketing of crude oil; owns and operates natural gas gathering systems; and has ownership interests in Jonah Gas Gathering Company, Seaway Crude Pipeline Company, Centennial Pipeline LLC, Mont Belvieu Storage Partners, L.P. and an undivided ownership interest in the Basin Pipeline.  Texas Eastern Products Pipeline Company, LLC, an indirect subsidiary of EPCO, Inc., is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s web site.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Except for the historical information contained herein, the matters discussed in this news release, including without limitation those under the captions “Midstream segment,” “Downstream segment,” “Upstream segment,” and “2006 Outlook” are forward-looking statements that involve certain risks and uncertainties.  These risks and uncertainties include, among other things, market conditions, governmental regulations and risk factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission.

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TEPPCO Partners, L. P.

FINANCIAL HIGHLIGHTS

(Unaudited - In Millions, Except Per Unit Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating Revenues:
Sales of petroleum products	$2,446.7	$2,367.8	$7,130.3	$5,714.2
Transportation - Refined Products	42.1	38.3	113.3	111.1
Transportation - LPGs	16.9	16.5	59.7	63.2
Transportation - Crude oil	9.5	10.0	29.0	28.2
Transportation - NGLs	11.0	11.8	32.4	33.4
Gathering - Natural Gas	25.0	38.8	107.8	112.4
Other	18.9	16.9	59.0	48.8

Total Operating Revenues	2,570.1	2,500.1	7,531.5	6,111.3

Costs and Expenses:
Purchases of petroleum products	2,417.6	2,349.9	7,043.4	5,662.9
Operating expenses	51.9	55.0	165.0	151.0
Operating fuel and power	15.5	12.5	42.8	35.2
General and administrative	7.0	8.5	25.4	21.8
Depreciation and amortization	26.3	30.8	83.7	82.6
Gains on sales of assets	—	—	(1.4)	(0.6)

Total Costs and Expenses	2,518.3	2,456.7	7,358.9	5,952.9

Operating Income	51.8	43.4	172.6	158.4

Interest expense - net	(23.2)	(19.7)	(63.5)	(60.6)
Equity earnings(1)	11.5	4.7	15.2	16.6
Other income - net	1.1	0.5	2.4	0.8

Income before deferred income tax expense	41.2	28.9	126.7	115.2

Deferred income tax expense	0.1	—	0.6	—

Income from continuing operations	41.1	28.9	126.1	115.2

Income from discontinued operations	—	0.7	1.5	2.7
Gain on sale of discontinued operations	—	—	17.9	—

Discontinued operations	—	0.7	19.4	2.7

Net Income	$41.1	$29.6	$145.5	$117.9

Net Income Allocation:
Limited Partner Unitholders:
Income from continuing operations	$29.0	$20.4	$89.0	$81.5
Discontinued operations	—	0.5	13.7	1.9
Total Net Income Allocated to Limited Partners Unitholders	29.0	20.9	102.7	83.4

General Partner:
Income from continuing operations	12.1	8.5	37.1	33.7
Discontinued operations	—	0.2	5.7	0.8
Total Net Income Allocated to General Partner	12.1	8.7	42.8	34.5

Total:
Income from continuing operations	41.1	28.9	126.1	115.2
Discontinued operations	—	0.7	19.4	2.7
Total Net Income Allocated	$41.1	$29.6	$145.5	$117.9

Basic and Diluted Net Income Per Limited Partner Unit:
Income from continuing operations	$0.39	$0.29	$1.24	$1.22
Discontinued operations	—	0.01	0.19	0.03
Earnings Per Unit	$0.39	$0.30	$1.43	$1.25

Weighted Average Number of Limited Partner Units	75.4	70.0	71.8	66.5

(1)        EBITDA

Net Income	$41.1	$29.6	$145.5	$117.9
Discontinued operations	—	(0.7)	(19.4)	(2.7)
Income from continuing operations	41.1	28.9	126.1	115.2
Deferred income tax expense	0.1	—	0.6	—
Interest expense - net	23.2	19.7	63.5	60.6
Depreciation and amortization (D&A)	26.3	30.8	83.7	82.6
Amortization of excess investment in joint ventures	1.2	1.3	3.2	3.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	9.7	5.8	21.4	17.5
EBITDA from continuing operations	$101.6	$86.5	$298.5	$279.7

Discontinued operations	—	0.7	19.4	2.7
D&A included in discontinued operations	—	0.2	0.1	0.5

EBITDA	$101.6	$87.4	$318.0	$282.9

TEPPCO Partners, L.P.

BUSINESS SEGMENT DATA

(Unaudited - In Millions)

				Intersegment
Three Months Ended September 30, 2006	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated

Operating revenues	$72.4	$43.9	$2,453.9	$(0.1)	$2,570.1
Purchases of petroleum products	—	4.3	2,413.4	(0.1)	2,417.6
Operating expenses	38.7	12.8	15.9	—	67.4
General and administrative	3.4	2.1	1.5	—	7.0
Depreciation and amortization (D&A)	10.7	11.9	3.7	—	26.3

Operating Income	19.6	12.8	19.4	—	51.8

Equity (losses) earnings (2)	(3.0)	11.5	3.0	—	11.5
Other - net	0.3	0.5	0.3	—	1.1

Income before interest	16.9	24.8	22.7	—	64.4

Depreciation and amortization	10.7	11.9	3.7	—	26.3
Amortization of excess investment in joint ventures	1.0	—	0.2	—	1.2
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	4.0	4.1	1.6	—	9.7

EBITDA from continuing operations	$32.6	$40.8	$28.2	$—	$101.6

Discontinued operations					—
Deferred income tax expense					(0.1)
Depreciation and amortization					(26.3)
Interest expense - net					(23.2)
Amortization of excess investment in joint ventures					(1.2)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(9.7)

Net Income					$41.1

				Intersegment
Three Months Ended September 30, 2005	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated

Operating revenues	$66.1	$53.6	$2,380.7	$(0.3)	$2,500.1
Purchases of petroleum products	—	—	2,350.1	(0.2)	2,349.9
Operating expenses	36.8	13.7	17.1	(0.1)	67.5
General and administrative	4.6	2.1	1.8	—	8.5
Depreciation and amortization (D&A)	10.1	14.2	6.5	—	30.8

Operating Income	14.6	23.6	5.2	—	43.4

Equity (losses) earnings (2)	(0.7)	—	5.4	—	4.7
Other - net	0.4	—	0.1	—	0.5

Income before interest	14.3	23.6	10.7	—	48.6

Depreciation and amortization	10.1	14.2	6.5	—	30.8
Amortization of excess investment in joint ventures	1.1	—	0.2	—	1.3
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	4.1	—	1.7	—	5.8

EBITDA from continuing operations	$29.6	$37.8	$19.1	$—	$86.5

Discontinued operations					0.7
Depreciation and amortization					(30.8)
Interest expense - net					(19.7)
Amortization of excess investment in joint ventures					(1.3)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(5.8)

Net Income					$29.6

(1)           Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.

(2)           Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners and another investment.

				Intersegment
Nine Months Ended September 30, 2006	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated

Operating revenues	$215.8	$170.6	$7,152.5	$(7.4)	$7,531.5
Purchases of petroleum products	—	17.3	7,032.9	(6.8)	7,043.4
Operating expenses	111.7	45.7	51.0	(0.6)	207.8
General and administrative	13.3	7.0	5.1	—	25.4
Depreciation and amortization (D&A)	31.1	42.1	10.5	—	83.7
Gains on sales of assets	—	(1.4)	—	—	(1.4)

Operating Income	59.7	59.9	53.0	—	172.6

Equity (losses) earnings (2)	(6.6)	11.5	10.3	—	15.2
Other - net	1.2	0.6	0.6	—	2.4

Income before interest	54.3	72.0	63.9	—	190.2

Depreciation and amortization	31.1	42.1	10.5	—	83.7
Amortization of excess investment in joint ventures	2.7	—	0.5	—	3.2
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	12.4	4.1	4.9	—	21.4

EBITDA from continuing operations	$100.5	$118.2	$79.8	$—	$298.5

Discontinued operations					19.4
Deferred income tax expense					(0.6)
Depreciation and amortization					(83.7)
Interest expense - net					(63.5)
Amortization of excess investment in joint ventures					(3.2)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(21.4)

Net Income					$145.5

				Intersegment
Nine Months Ended September 30, 2005	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated

Operating revenues	$207.7	$155.5	$5,750.5	$(2.4)	$6,111.3
Purchases of petroleum products	—	—	5,665.1	(2.2)	5,662.9
Operating expenses	104.9	36.2	45.3	(0.2)	186.2
General and administrative	12.3	5.0	4.5	—	21.8
Depreciation and amortization (D&A)	29.5	39.5	13.6	—	82.6
Gains on sales of assets	(0.1)	(0.4)	(0.1)	—	(0.6)

Operating Income	61.1	75.2	22.1	—	158.4

Equity (losses) earnings (2)	(2.7)	—	19.3	—	16.6
Other - net	0.6	0.1	0.1	—	0.8

Income before interest	59.0	75.3	41.5	—	175.8

Depreciation and amortization	29.5	39.5	13.6	—	82.6
Amortization of excess investment in joint ventures	3.3	—	0.5	—	3.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	12.2	—	5.3	—	17.5

EBITDA from continuing operations	$104.0	$114.8	$60.9	$—	$279.7

Discontinued operations					2.7
Depreciation and amortization					(82.6)
Interest expense - net					(60.6)
Amortization of excess investment in joint ventures					(3.8)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(17.5)

Net Income					$117.9

(1)           Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.

(2)           Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners and another investment.

TEPPCO Partners, L. P.

Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Nine Months Ended
	September 30,
	2006	2005
Cash Flows from Operating Activities
Net income	$145.5	$117.9
Income from discontinued operations	(19.4)	(2.7)
Deferred income tax expense	0.6	—
Gains on sales of assets	(1.4)	(0.6)
Depreciation, working capital and other	105.7	(68.6)
Cash flows from discontinued operations	1.5	3.1

Net Cash Provided by Operating Activities	232.5	49.1

Cash Flows from Investing Activities:
Proceeds from asset sales	39.8	0.5
Purchase of assets	(11.0)	(112.2)
Cash paid for linefill on assets owned	(5.6)	(5.1)
Investment in Mont Belvieu Storage Partners, L.P.	(4.2)	(2.6)
Investment in Centennial Pipeline LLC	(2.5)	—
Investment in Jonah Gas Gathering Company (1)	(65.3)
Capital expenditures (2)	(125.7)	(148.1)

Net Cash Used in Investing Activities	(174.5)	(267.5)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	509.8	549.7
Repayments on revolving credit facilities	(556.7)	(442.2)
Proceeds from the issuance of LP Units	195.1	278.8
Distributions paid	(206.2)	(184.2)

Net Cash Provided by (Used in) Financing Activities	(58.0)	202.1

Net Decrease in Cash and Cash Equivalents	—	(16.3)
Cash and Cash Equivalents — beginning of period	0.1	16.4

Cash and Cash Equivalents — end of period	$0.1	$0.1

Non-cash investing activities:
Net assets transferred to Mont Belvieu Storage Partners, L.P.	$—	$1.4
Net assets transferred to Jonah Gas Gathering Company	$572.6	$—
Payable to Enterprise Gas Processing, LLC for spending for Phase V expansion of Jonah Gas Gathering Company	$18.9	$—
Supplemental Information:
Interest paid (net of capitalized interest)	$84.4	$78.5

(1)         Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity  investment.

(2)         Includes capital expenditures for maintaining existing operations of $24.0 million in 2006, and $28.1 million in 2005.

TEPPCO Partners, L. P.

Condensed Balance Sheets (Unaudited)

(In Millions)

	September 30,	December 31,
	2006	2005

Assets
Current assets
Cash and cash equivalents	$0.1	$0.1
Other	868.3	899.0

Total current assets	868.4	899.1

Property, plant and equipment - net	1,607.8	1,960.1
Intangible assets (1)	189.6	376.9
Equity investments	1,016.1	359.6
Other assets	86.1	84.8

Total assets	$3,768.0	$3,680.5

Liabilities and Partners’ Capital

Total current liabilities	$938.1	$937.2

Senior Notes (2)	1,113.1	1,119.1
Other long-term debt	359.0	405.9
Deferred tax liability	0.6	—
Other non-current liabilities	21.7	16.9
Partners’ capital
Accumulated other comprehensive loss	(0.3)	—
General partner’s interest (3)	(79.3)	(61.5)
Limited partners’ interests	1,415.1	1,262.9

Total partners’ capital	1,335.5	1,201.4

Total liabilities and partners’ capital	$3,768.0	$3,680.5

(1)  Includes the value of long-term service agreements between TEPPCO and its customers.

(2)  Includes $25.2 million and $31.5 million at Sept. 30, 2006, and Dec. 31, 2005, respectively related to fair value hedges.

(3)  Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.

OPERATING DATA

(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Downstream Segment:
Barrels Delivered
Refined Products	43.0	43.1	125.1	123.8
LPGs	9.8	8.6	30.9	31.3

Total	52.8	51.7	156.0	155.1

Average Tariff Per Barrel
Refined Products	$0.98	$0.89	$0.91	$0.90
LPGs	1.73	1.91	1.93	2.02

Average System Tariff Per Barrel	$1.12	$1.06	$1.11	$1.12

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$18.2	$15.4	$50.5	$44.6
Crude oil marketing margin	14.6	7.8	46.6	20.3
Crude oil terminaling revenue	2.9	2.7	8.7	7.2
Lubrication Services, L.P. (LSI) margin	2.2	2.0	6.4	5.4
Total Margins/Revenues	$37.9	$27.9	$112.2	$77.5

Reconciliation of Margins/Revenues to Operating Income:

Sales of petroleum products	$2,441.8	$2,368.0	$7,116.1	$5,714.4
Transportation - Crude oil	9.5	10.0	29.0	28.2
Purchases of petroleum products	(2,413.4)	(2,350.1)	(7,032.9)	(5,665.1)
Total Margins/Revenues	37.9	27.9	112.2	77.5
Other operating revenues	2.6	2.7	7.4	7.9
Operating expenses	(15.9)	(17.1)	(51.0)	(45.3)
General and administrative	(1.5)	(1.8)	(5.1)	(4.5)
Depreciation and amortization	(3.7)	(6.5)	(10.5)	(13.6)
Gains on sales of assets	—	—	—	0.1
Operating income	$19.4	$5.2	$53.0	$22.1

Total barrels
Crude oil transportation	23.2	23.7	68.4	71.2
Crude oil marketing	58.0	54.7	167.2	147.9
Crude oil terminaling	30.2	28.5	92.9	76.9

Lubrication oil volume (total gallons):	3.5	3.6	10.7	10.9

Margin/average tariff per barrel:
Crude oil transportation	$0.782	$0.652	$0.738	$0.626
Crude oil marketing	0.253	0.142	0.278	0.137
Crude oil terminaling	0.095	0.097	0.094	0.094

Lubrication oil margin (per gallon):	$0.642	$0.546	$0.598	$0.494

Midstream Segment:
Gathering - Natural Gas - Jonah
Bcf	118.7	106.0	338.8	302.4
Btu (in trillions)	131.2	117.0	374.2	333.8

Average fee per MMBtu	$0.204	$0.185	$0.206	$0.187

Gathering - Natural Gas - Val Verde
Bcf	45.0	46.3	137.3	131.6
Btu (in trillions)	39.9	40.9	121.5	115.7

Average fee per MMBtu	$0.408	$0.422	$0.405	$0.430

Transportation - NGLs
Total barrels	18.0	16.3	51.5	45.7
Average rate per barrel	$0.609	$0.724	$0.628	$0.731

Fractionation - NGLs
Total barrels	1.0	1.1	3.3	3.3
Average rate per barrel	$1.633	$1.768	$1.655	$1.744

Natural Gas Sales
Btu (in millions)	3.5	—	6.2	—
Average fee per MMBtu	$5.29	$—	$5.27	$—

Sales - Condensate
Total barrels (thousands)	2.7	3.4	45.7	44.6
Average rate per barrel	$70.37	$55.60	$65.81	$50.21

TEPPCO Partners, L.P.

Earnings Estimate 2006

(Excluding Discontinued Operations)

Net Income	$170 million - $190 million

Basic Net Income Per Limited Partner Unit	$1.65 - $1.85

Interest Expense, net	$88 million

Depreciation and Amortization Expense (D&A)	$106 million

TEPPCO’s Pro-rata Percentage of Joint Venture	$32 million
Interest Expense and D&A

Amortization of Excess Investment in Joint Ventures	$4 million

EBITDA	$400 million - $420 million